Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inspira Technologies Oxy B.H.N. Ltd.

2 Ha-Tidhar St.

Rananna 4366504, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-259057) and Form F-3 (No. 333-266748) of Inspira Technologies Oxy B.H.N Ltd (“the Company”) of our report dated March 28, 2023, relating to the financial statements of the Company which appears in this Annual Report on Form 20-F.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

April 19, 2023